            As filed with the Securities and Exchange Commission on May 10, 2001
                              Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                                  VERITY, INC.
             (Exact name of registrant as specified in its charter)

                 DELAWARE                              77-0182779
         (State of incorporation)                   (I.R.S. Employer
                                                   Identification No.)

                                 --------------

                                 894 ROSS DRIVE
                               SUNNYVALE, CA 94089
                    (Address of principal executive offices)

                                 --------------

                      1996 NON-STATUTORY STOCK OPTION PLAN
             1997 NON-STATUTORY STOCK OPTION PLAN FOR VERITY CANADA
                            (Full title of the plans)

                                 --------------

                                 TODD K. YAMAMI
                             CHIEF FINANCIAL OFFICER
                                  VERITY, INC.
                                 894 ROSS DRIVE
                               SUNNYVALE, CA 94089
                                 (408) 541-1500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 --------------

                                   COPIES TO:
                              BRETT D. WHITE, ESQ.
                               COOLEY GODWARD LLP
                              FIVE PALO ALTO SQUARE
                               3000 EL CAMINO REAL
                           PALO ALTO, CALIFORNIA 94306
                                 (650) 843-5000

                         CALCULATION OF REGISTRATION FEE

====================================================================================================
                                                PROPOSED            PROPOSED
      TITLE OF                                   MAXIMUM              MAXIMUM
     SECURITIES                                  OFFERING            AGGREGATE          AMOUNT OF
        TO BE               AMOUNT TO BE          PRICE              OFFERING          REGISTRATION
     REGISTERED             REGISTERED(1)      PER SHARE(2)          PRICE(2)              FEE
----------------------------------------------------------------------------------------------------
    Common Stock            2,550,000         (See Notes to       $60,503,870.80        $15,125.97
 (par value $0.001)                           Calculation of
                                            Registration Fee)
====================================================================================================

(1) 2,280,000 shares to be registered pursuant to the 1996 Non-Statutory Stock Option Plan and 270,000 shares to be registered pursuant to the 1997 Non-Statutory Stock Option Plan for Verity Canada. This registration statement shall cover any additional shares of Common Stock which become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the Registrant's outstanding Common Stock.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The price per share and aggregate offering price of the shares to be offered under the plans are based upon (a) the weighted average exercise price for shares issuable pursuant to outstanding options granted under the 1996 Non-Statutory Stock Option Plan and 1997 Non-Statutory Stock Option Plan for Verity Canada and (b) the average of the high and low prices of the Registrant's Common Stock on May 3, 2001 as reported on the Nasdaq National Market (pursuant to Rule 457(c) under the Securities Act of 1933, as amended) for shares reserved for future issuance under the 1996 Non-Statutory Stock Option Plan and 1997 Non-Statutory Stock Option Plan for Verity Canada. The registration fee is calculated as follows:

----------------------------------------------------------------------------------------------------------
           PLAN                 NUMBER OF SHARES      OFFERING PRICE PER SHARE    AGGREGATE OFFERING PRICE
----------------------------------------------------------------------------------------------------------
Shares issuable pursuant to
outstanding options under the
1996 Non-Statutory Stock
Option Plan                         42,429                    $24.75                $1,050,117.75
----------------------------------------------------------------------------------------------------------

Shares issuable pursuant to
outstanding options under the
1997 Non-Statutory Stock
Option Plan for Verity Canada       98,061                  $18.1737                $1,782,131.20
----------------------------------------------------------------------------------------------------------

Shares reserved for future
issuance under the 1996 Non-
Statutory Stock Option Plan      2,237,571                   $23.935               $53,556,261.89
----------------------------------------------------------------------------------------------------------

Shares reserved for future
issuance under the 1997 Non-
Statutory Stock Option Plan for
Verity Canada                      171,939                   $23.935                $4,115,359.97
----------------------------------------------------------------------------------------------------------

          TOTAL                                                                    $60,503,870.80

----------------------------------------------------------------------------------------------------------

                    INCORPORATION BY REFERENCE OF CONTENTS OF
                REGISTRATION STATEMENT ON FORM S-8 NO. 333-26869, REGISTRATION STATEMENT ON FORM S-8 NO. 333-43905, REGISTRATION STATEMENT ON FORM S-8 NO. 333-44877,
                REGISTRATION STATEMENT ON FORM S-8 NO. 333-66913,
              REGISTRATION STATEMENT ON FORM S-8 NO. 333-89701 AND
                REGISTRATION STATEMENT ON FORM S-8 NO. 333-51642


        The contents of Registration Statement on Form S-8 No. 333-26869 filed with the Securities and Exchange Commission on May 12, 1997, Registration Statement on Form S-8 No. 333-43905 filed with the Securities and Exchange Commission on January 8, 1998, Registration Statement on Form S-8 No. 333-44877 filed with the Securities and Exchange Commission on January 23, 1998, Registration Statement on Form S-8 No. 333-66913 filed with the Securities and Exchange Commission on November 6, 1998, Registration Statement on Form S-8 No. 333-89701 filed with the Securities and Exchange Commission on October 26, 1999 and Registration Statement on Form S-8 No. 333-51642 filed with the Securities and Exchange Commission on December 11, 2000 are incorporated by reference herein.

                                    EXHIBITS

  EXHIBIT
  NUMBER                               DESCRIPTION
     5.1     Opinion of Cooley Godward LLP.
    23.1     Consent of PricewaterhouseCoopers LLP, independent accountants.
    23.2     Consent of Cooley Godward LLP.  Reference is made to Exhibit 5.1.
    24.1     Power of Attorney.  Reference is made to Signature Page.
    99.1     1996 Non-Statutory Stock Option Plan.
    99.2     1997 Non-Statutory Stock Option Plan for Verity Canada.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 9th day of May 2001.

                               VERITY, INC.


                               By:  /s/ Gary J. Sbona
                                  ----------------------------------------------
                               Gary J. Sbona
                               Chairman of the Board and Chief Executive Officer


                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary J. Sbona and Todd K. Yamami, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

              SIGNATURE                               TITLE                     DATE
        /s/ Gary J. Sbona                Chairman of the Board and Chief     May 9, 2001
------------------------------------     Executive Officer (Principal
         Gary J. Sbona                   Executive Officer)

        /s/ Anthony J. Bettencourt       President and Director              May 9, 2001
------------------------------------
         Anthony J. Bettencourt

        /s/ Todd K. Yamami               Chief Financial Officer             May 9, 2001
------------------------------------     (Principal Financial and
         Todd K. Yamami                  Accounting Officer)

              SIGNATURE                               TITLE                     DATE

        /s/ Steven M. Krausz             Director                            May 9, 2001
------------------------------------
         Steven M. Krausz

        /s/ Stephen A. MacDonald         Director                            May 9, 2001
------------------------------------
         Stephen A. MacDonald


------------------------------------     Director
         Karl C. Powell

        /s/ Charles P. Waite, Jr.        Director                            May 9, 2001
------------------------------------
         Charles P. Waite, Jr.

EXHIBIT INDEX

  EXHIBIT
  NUMBER                               DESCRIPTION
     5.1     Opinion of Cooley Godward LLP.
    23.1     Consent of PricewaterhouseCoopers LLP, independent accountants.
    23.2     Consent of Cooley Godward LLP.  Reference is made to Exhibit 5.1.
    24.1     Power of Attorney.  Reference is made to Signature Page.
    99.1     1996 Non-Statutory Stock Option Plan.
    99.2     1997 Non-Statutory Stock Option Plan for Verity Canada.